                                   Exhibit 10.8

         Lease effective as of July 1, 1999 between the Company, Techwest Management Ltd., Sideware Systems, Inc. and Pacific Centre Leaseholds Ltd.

                                    PACIFIC CENTRE



                              PACIFIC CENTRE TOWER FOUR






                                     OFFICE LEASE





                                       BETWEEN


                          PACIFIC CENTRE LEASEHOLDS LIMITED


                                       - AND -


                               TECHWEST MANAGEMENT INC.
                                       (Tenant)


                                       - AND -


                                SIDEWARE SYSTEMS INC.
                                         AND
                                   BRAINTECH, INC.
                           (collectively, the Indemnifier)



===============================================================================

                     Pacific Centre Tower Four - Pacific Centre
                                777 Dunsmuir Street
                             Vancouver, British Columbia

===============================================================================

                                       LEASE


                                 TABLE OF CONTENTS


ARTICLE I - PREMISES - TERM AND USE. . . . . . . . . . . . . . . . . . . . . .1
     Section 1.01 Grant and Premises . . . . . . . . . . . . . . . . . . . . .1
     Section 1.02 Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.03 Construction of Premises . . . . . . . . . . . . . . . . . .1
     Section 1.04 Use and Conduct of Business. . . . . . . . . . . . . . . . .1

ARTICLE II - RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 2.01 Covenant to Pay. . . . . . . . . . . . . . . . . . . . . . .1
     Section 2.02 Net Rent . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 2.03 Payment of Operating Costs . . . . . . . . . . . . . . . . .2
     Section 2.04 Payment of Taxes . . . . . . . . . . . . . . . . . . . . . .2
     Section 2.05 Payment of Estimated Taxes and Operating Costs . . . . . . .3
     Section 2.06 Additional Rent. . . . . . . . . . . . . . . . . . . . . . .3
     Section 2.07 Rent Past Due. . . . . . . . . . . . . . . . . . . . . . . .3
     Section 2.08 Utilities. . . . . . . . . . . . . . . . . . . . . . . . . .3
     Section 2.09 Adjustment of Areas. . . . . . . . . . . . . . . . . . . . .3
     Section 2.10 Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . .4
     Section 2.11 Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE III - CONTROL OF BUILDING. . . . . . . . . . . . . . . . . . . . . . .4
     Section 3.01 Landlord's Services. . . . . . . . . . . . . . . . . . . . .4
     Section 3.02 Alterations by Landlord. . . . . . . . . . . . . . . . . . .4

ARTICLE IV - ACCESS AND ENTRY. . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 4.01 Entry for Inspection and Work. . . . . . . . . . . . . . . .5
     Section 4.02 Right to Show Premises . . . . . . . . . . . . . . . . . . .5
     Section 4.03 Entry not Forfeiture . . . . . . . . . . . . . . . . . . . .5

ARTICLE V - MAINTENANCE, REPAIRS AND ALTERATIONS . . . . . . . . . . . . . . .5
     Section 5.01 Maintenance By Landlord. . . . . . . . . . . . . . . . . . .5
     Section 5.02 Maintenance by Tenant; Compliance with Laws. . . . . . . . .6
     Section 5.03 Tenant's Alterations . . . . . . . . . . . . . . . . . . . .6
     Section 5.04 Repair Where Tenant at Fault . . . . . . . . . . . . . . . .6
     Section 5.05 Removal of Improvements and Fixtures . . . . . . . . . . . .6
     Section 5.06 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Section 5.07 Notice by Tenant . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE VI - INSURANCE AND INDEMNITY . . . . . . . . . . . . . . . . . . . . .7
     Section 6.01 Tenant's Insurance . . . . . . . . . . . . . . . . . . . . .7
     Section 6.02 Increase in Insurance Premiums . . . . . . . . . . . . . . .8
     Section 6.03 Cancellation of Insurance. . . . . . . . . . . . . . . . . .8
     Section 6.04 Loss or Damage . . . . . . . . . . . . . . . . . . . . . . .9
     Section 6.05 Landlord's Insurance . . . . . . . . . . . . . . . . . . . .9
     Section 6.06 Indemnification of the Landlord. . . . . . . . . . . . . . .9

ARTICLE VII - DAMAGE AND DESTRUCTION . . . . . . . . . . . . . . . . . . . . .9
     Section 7.01 No Abatement or Termination. . . . . . . . . . . . . . . . .9
     Section 7.02 Damage to Premises . . . . . . . . . . . . . . . . . . . . .9
     Section 7.03 Right of Termination . . . . . . . . . . . . . . . . . . . 10
     Section 7.04 Destruction of or Damage to Building . . . . . . . . . . . 10
     Section 7.05 Architect's Certificate. . . . . . . . . . . . . . . . . . 11

ARTICLE VIII - ASSIGNMENT, SUBLETTING AND TRANSFERS. . . . . . . . . . . . . 11
     Section 8.01 Assignments, Subleases and Transfers . . . . . . . . . . . 11
     Section 8.02 Landlord's Rights. . . . . . . . . . . . . . . . . . . . . 11
     Section 8.03 Conditions of Transfer . . . . . . . . . . . . . . . . . . 12
     Section 8.04 Change of Control. . . . . . . . . . . . . . . . . . . . . 12
     Section 8.05 No Advertising . . . . . . . . . . . . . . . . . . . . . . 13
     Section 8.06 Assignment By Landlord . . . . . . . . . . . . . . . . . . 13

ARTICLE IX - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 9.01 Default and Remedies . . . . . . . . . . . . . . . . . . . 13
     Section 9.02 Distress . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 9.03 Damages and Costs. . . . . . . . . . . . . . . . . . . . . 14
     Section 9.04 Allocation of Payments . . . . . . . . . . . . . . . . . . 14
     Section 9.05 Survival of Obligations. . . . . . . . . . . . . . . . . . 14

ARTICLE X - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION . . . . . . . . . 14
     Section 10.01 Status Statement. . . . . . . . . . . . . . . . . . . . . 14
     Section 10.02 Subordination . . . . . . . . . . . . . . . . . . . . . . 14
     Section 10.03 Attornment. . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 10.04 Execution of Documents. . . . . . . . . . . . . . . . . . 15

ARTICLE XI - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . 15
     Section 11.01 Rules and Regulations . . . . . . . . . . . . . . . . . . 15
     Section 11.02 Delay . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 11.03 Overholding . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 11.04 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 11.05 Registration. . . . . . . . . . . . . . . . . . . . . . . 15
     Section 11.06 Notices . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 11.07 Successors. . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 11.08 Joint and Several Liability . . . . . . . . . . . . . . . 16
     Section 11.09 Captions and Section Numbers. . . . . . . . . . . . . . . 16
     Section 11.10 Extended Meanings . . . . . . . . . . . . . . . . . . . . 16
     Section 11.11 Partial Invalidity. . . . . . . . . . . . . . . . . . . . 16
     Section 11.12 Entire Agreement. . . . . . . . . . . . . . . . . . . . . 16
     Section 11.13 Governing Law . . . . . . . . . . . . . . . . . . . . . . 16
     Section 11.14 Time of the Essence . . . . . . . . . . . . . . . . . . . 16
     Section 11.15 Authority . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 11.16 Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . 17
     Section 11.17 Indemnity Agreement . . . . . . . . . . . . . . . . . . . 17
                                     . . . . . . . . . . . . . . . . . . . . 17
                                     . . . . . . . . . . . . . . . . . . . . 17
     Section 11.20 Execution . . . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 11.21 PARKING . . . . . . . . . . . . . . . . . . . . . . . . . 17

SCHEDULE "A" - LEGAL DESCRIPTION OF THE LANDS. . . . . . . . . . . . . . . . 19

SCHEDULE "B" - FLOOR PLAN OF THE PREMISES. . . . . . . . . . . . . . . . . . 20

SCHEDULE "C" - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 21

SCHEDULE "D" - RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . 26

SCHEDULE "E" - INDEMNITY AGREEMENT . . . . . . . . . . . . . . . . . . . . . 28

                  THIS LEASE is dated the 25TH day of JUNE, 1999.

                                   B E T W E E N:

                          PACIFIC CENTRE LEASEHOLDS LIMITED
                                   (the "Landlord")

                                       - and -

                               TECHWEST MANAGEMENT INC.
                                    (the "Tenant")

                                       - and -

                      SIDEWARE SYSTEMS INC. AND BRAINTECH, INC.
                          (collectively, the "Indemnifier")

                         ARTICLE I - PREMISES - TERM AND USE

SECTION I.1 GRANT AND PREMISES

In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases the Premises to the Tenant for the Term DESCRIBED IN SECTION 1.02. The Premises are located on the 16TH floor of the Building and COMPRISE THE ORIGINAL PREMISES (THE "ORIGINAL PREMISES") WHICH are shown outlined in red on the floor plan attached as Schedule "B" AND THE EXTENDED PREMISES (THE "EXTENDED PREMISES") WHICH ARE SHOWN OUTLINED IN RED ON THE FLOOR PLAN ATTACHED AS SCHEDULE "B1". FOR THE PURPOSES OF THIS LEASE, REFERENCES TO THE PREMISES WILL MEAN THE ORIGINAL PREMISES ONLY FOR THE PERIOD COMMENCING JULY 1, 1999 THROUGH AND INCLUDING THE LAST DAY OF NOVEMBER, 2000 AND WILL MEAN BOTH THE ORIGINAL PREMISES AND THE EXTENDED PREMISES FOR THE PERIOD COMMENCING DECEMBER 1, 2000 AND ENDING THE LAST DAY OF JUNE, 2002. The Net Rentable Area of the ORIGINAL Premises is approximately 3,538 square feet and the Rentable Area of the Original Premises is approximately 3,909 square feet. THE NET RENTABLE AREA OF THE EXTENDED PREMISES IS APPROXIMATELY 3,996 SQUARE FEET AND THE RENTABLE AREA OF THE EXTENDED PREMISES IS APPROXIMATELY 4,416 SQUARE FEET.

SECTION 1.02 TERM

The Term of this Lease WITH RESPECT TO THE ORIGINAL PREMISES is THREE (3) years from the 1ST day of JULY, 1999, to the LAST day of JUNE, 2002. THE TERM OF THIS LEASE WITH RESPECT TO THE EXTENDED PREMISES IS ONE (1) YEAR AND SEVEN (7) MONTHS FROM THE 1ST DAY OF DECEMBER, 2000, TO THE LAST DAY OF JUNE, 2002.

SECTION 1.03 CONSTRUCTION OF PREMISES

The provisions (if any) of the Lease Proposal relating to construction of the Premises and delay in availability of the Premises for occupancy by the Tenant shall remain in effect and shall not merge upon the execution of this Lease. The Tenant shall abide by the provisions of the tenant leasehold improvement manual supplied by the Landlord for any construction it proposes to do prior to or upon occupancy of the Premises, and any renovations to the Premises after it takes occupancy.

SECTION 1.04 USE AND CONDUCT OF BUSINESS

The Premises shall be used only for general office use and for no other purpose.

The Tenant shall conduct its business in the Premises in a reputable and first class manner. If the Tenant is a corporation, the Tenant will be either incorporated or extra-provincially registered in the province of British Columbia and will remain in good standing during the Term with the Registrar of Companies for British Columbia with respect to filing annual reports.

                                  ARTICLE II - RENT

SECTION 2.01 COVENANT TO PAY

(a) Except as may be provided in Section 2.02, the Tenant shall pay Rent from the Commencement Date without prior demand and without any deduction, abatement, setoff or compensation. If the

Commencement Date is not on the first day of a calendar month, or the period of time from the Commencement Date to the end of the first Fiscal Year during the Term is less than 12 calendar months, or the period of time from the last Fiscal Year end during the Term to the end of the Term is less than 12 calendar months, then Rent for such month and such periods shall be pro-rated on a per diem basis, based upon a period of 365 days.

(b) If an Event of Default occurs, at the request of the Landlord, the Tenant will deliver to the Landlord a series of monthly post-dated cheques for the next ensuing twelve month period, for the total of the monthly payments of Net Rent and any Additional Rent estimated by the Landlord in advance.

SECTION 2.02 NET RENT

(a) WITH RESPECT TO THE ORIGINAL PREMISES, the Tenant shall pay Net Rent in the sum of SIXTY-FOUR THOUSAND, FOUR HUNDRED AND NINETY-EIGHT DOLLARS AND FIFTY CENTS ($64,498.50) per annum payable in equal monthly instalments of FIVE THOUSAND THREE HUNDRED AND SEVENTY-FOUR DOLLARS AND EIGHTY-EIGHT CENTS ($5,374.88) each in advance, on the first day of each calendar month of the Term. The Net Rent is based on an annual rate of $16.50 per square foot of the Rentable Area of the ORIGINAL Premises. As soon as reasonably possible after completion of construction of the ORIGINAL Premises, the Landlord shall measure the Net Rentable Area of the ORIGINAL Premises and shall calculate the Rentable Area of the ORIGINAL Premises and Rent shall be adjusted accordingly.

(b) WITH RESPECT TO THE EXTENDED PREMISES, THE TENANT SHALL PAY NET RENT IN THE SUM OF SEVENTY-TWO THOUSAND, EIGHT HUNDRED AND SIXTY-FOUR DOLLARS ($72,864) PER ANNUM PAYABLE IN EQUAL MONTHLY INSTALLMENTS OF SIX THOUSAND AND SEVENTY-TWO DOLLARS ($6,072) EACH IN ADVANCE, ON THE FIRST DAY OF EACH CALENDAR MONTH COMMENCING DECEMBER 1, 2000 AND CONTINUING UNTIL THE END OF THE TERM. THE NET RENT IS BASED ON AN ANNUAL RATE OF $16.50 PER SQUARE FOOT OF THE RENTABLE AREA OF THE EXTENDED PREMISES.

SECTION 2.03 PAYMENT OF OPERATING COSTS

The Tenant shall pay to the Landlord the Tenant's Proportionate Share of Operating Costs.

SECTION 2.04 PAYMENT OF TAXES

(a) The Tenant shall pay when due all Business Tax. If the Tenant's Business Tax is payable by the Landlord to the relevant taxing authority, the Tenant shall pay the amount thereof to the Landlord or as it directs. If no separate tax bills for Business Tax are issued with respect to the Tenant or the Premises, the Landlord may allocate Business Tax charged, assessed or levied against the Building or the Lands to the Tenant on the basis of the Tenant's Proportionate Share.

(b) The Landlord shall allocate Taxes between the Total Rentable Area of the Building and other components of the Development on such basis as the Landlord, acting equitably, determines from time to time.

(c) The Tenant shall pay to the Landlord its Proportionate Share of the Taxes allocated to the Total Rentable Area of the Building by the Landlord.

(d) If the Landlord obtains a written statement from the assessment or taxing authorities indicating that as a result of any construction or installation of improvements in the Premises, or any act or election of the Tenant, the Taxes payable by the Tenant under subsection 2.05(b) do not accurately reflect the Tenant's proper share of Taxes, the Landlord may require the Tenant to pay such greater or lesser amount as is determined by the Landlord, acting reasonably.

(e) The Landlord may: contest any Taxes and appeal any assessments with respect thereto; withdraw any such contest or appeal; and agree with the taxing authorities on any settlement or compromise with respect to Taxes. The Tenant will co-operate with the Landlord in respect of any such contest or appeal and will provide the Landlord with all relevant information, documents and consents required by the Landlord in connection with any such contest or appeal. The Tenant will not contest any Taxes or appeal any assessments related thereto without the Landlord's prior written consent.

(f) The Tenant shall promptly deliver to the Landlord on request, copies of assessment notices, tax bills and other documents received by the Tenant relating to Taxes and Business Tax and receipts for payment of Taxes and Business Tax payable by the Tenant.

(g) The Tenant shall on demand, pay to the Landlord or to the appropriate taxing authority if required by the Landlord, all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise. The Landlord shall have the same remedies and rights with respect to the payment or recovery of such taxes as it has for the payment or recovery of Rent under this Lease.

SECTION 2.05 PAYMENT OF ESTIMATED TAXES AND OPERATING COSTS

(a) The amount of Taxes and Operating Costs may be estimated by the Landlord for such period as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the amounts so estimated in equal instalments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of the amounts so estimated are received, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof (or the amount determined under Section 2.04(d)) after crediting against such amounts any monthly payments of estimated Taxes and Operating Costs previously made by the Tenant and the Tenant shall pay the Landlord the amounts so billed.

(b) Within a reasonable time after the end of the period for which such estimated payments have been made, the Landlord shall submit to the Tenant a statement showing the calculation of the Tenant's share of Taxes and Operating Costs together with a report from the Landlord's auditor as to the total amount of Operating Costs. If: (i) the amount the Tenant has paid is less than the amounts due, the Tenant shall pay such deficiency to the Landlord; or (ii) the amount paid by the Tenant is greater than the amounts due, the Landlord shall pay such excess to the Tenant.

(c) The obligations contained in this Section shall survive the expiration or earlier termination of the Term. Failure of the Landlord to render any statement of Taxes or Operating Costs shall not prejudice the Landlord's right to render such statement thereafter or with respect to any other period. The rendering of any such statement shall also not affect the Landlord's right to subsequently render an amended or corrected statement.

SECTION 2.06 ADDITIONAL RENT

Except as otherwise provided in this Lease, all Additional Rent shall be payable by the Tenant to the Landlord within 5 business days after demand.

SECTION 2.07 RENT PAST DUE

All Rent past due shall bear interest from the date on which the same became due until the date of payment at 5% per annum in excess of the prime interest rate for Canadian Dollar demand loans announced from time to time by any Canadian chartered bank designated by the Landlord.

SECTION 2.08 UTILITIES

(a) The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, electricity, water, steam and other utility charges applicable to the Premises on the basis of the Rentable Area of the Premises. Charges for utilities shall be payable in advance on the first day of each month at a basic rate determined by the Landlord's engineers. The Landlord shall be entitled to allocate to the Premises an additional charge, as determined by the Landlord's engineer, for any supply of utilities to the Premises in excess of those covered by such basic charge. If any utility rates or related taxes or charges are increased or decreased during the Term, such charges shall be equitably adjusted and the decision of the Landlord, acting reasonably, shall be final and binding with respect to any such adjustment.

(b) The Landlord shall have the exclusive right to replace bulbs, tubes and ballasts in the lighting system in the Premises, on either an individual or a group basis. The Tenant shall pay the cost of such replacement on the first day of each month or at the option of the Landlord upon demand.

(c) The Tenant shall pay the cost of installing and maintaining any meters installed at the request of the Landlord or the Tenant to measure the usage of utilities in the Premises.

SECTION 2.09 ADJUSTMENT OF AREAS

The Landlord may from time to time re-measure the Net Rentable Area of the Premises or re-calculate the Rentable Area of the Premises and may re-adjust the Net Rent and/or the Tenant's Proportionate Share of Additional Rent accordingly. The effective date of any such re-adjustment shall: (a) in the case of an adjustment to the Rentable Area resulting from a change in the aggregate Net Rentable Area of all office premises on the floor on which the Premises are situated, be the date on which such change occurred; and (b) in the case of a correction to any measurement or calculation error, be the date as of which such error was introduced in the calculation of Rent. Any necessary adjusting payment will be made by the party responsible for that payment forthwith upon the amount of the adjusting payment being determined.

SECTION 2.10 NET LEASE

This Lease is a completely net lease to the Landlord, except as expressly herein set out. The Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, or the use or occupancy thereof, or the contents thereof or the business carried on therein. The Tenant shall pay all charges, impositions and outlays of every nature and kind relating to the Premises except as expressly herein set out.

SECTION 2.11 DEPOSIT

The Landlord hereby acknowledges receipt of the Tenant's deposit cheque in a sum EQUAL TO ONE MONTH'S RENT PLUS GST which will be applied without interest against the FIRST Rent due under this Lease.


                          ARTICLE III - CONTROL OF BUILDING

SECTION 3.01 LANDLORD'S SERVICES

(a) The Landlord shall provide climate control to the Premises 24 hours per day from Monday to Friday inclusive and from 9:00 a.m. to 6:00 p.m. on Saturdays, Sundays and statutory holidays throughout the Term to maintain a temperature adequate for normal occupancy, except during the making of repairs, alterations or improvements, provided that the Landlord shall have no liability for failure to supply climate control service when stopped as aforesaid or when prevented from doing so by repairs, or causes beyond the Landlord's reasonable control. Any rebalancing of the climate control system in the Premises necessitated by the installation of partitions, equipment or fixtures by the Tenant or by any use of the Premises not in accordance with the design standards of such system will be performed by the Landlord or, at the option of the Landlord, by the Tenant, but in either case at the Tenant's expense.

(b) Subject to the Rules and Regulations, the Landlord shall provide elevator service 24 hours per day, 7 days per week for use by the Tenant in common with others, except when prevented by repairs. The Landlord will operate at least one passenger elevator for use by tenants at all times except in the case of fire or other emergencies.

(c) The Landlord will provide cleaning services in the Building consistent with the standards of a first class office building.

(d) Subject to Section 2.08, the Landlord shall make available to the Premises electricity for normal lighting and miscellaneous power requirements and, in normal quantities gas, water, and other public utilities generally made available to other tenants of the Building by the Landlord.

SECTION 3.02 ALTERATIONS BY LANDLORD

The Landlord may: (a) alter, add to, subtract from, construct improvements to, rearrange, build additional storeys on and construct additional facilities adjoining or near the Development; (b) relocate the facilities and improvements comprising the Building or erected on the Lands, or relocate, alter or rearrange the Premises, provided that the premises as relocated, altered, or rearranged shall be in all material aspects comparable to the Premises as herein defined; (c) do such things on, or in the Lands or Development as are required to comply with any laws, by-laws, regulations, orders or directives affecting the Lands or any part of the Development; and
(d) do such other things on or in the Lands or Development as the Landlord, in the use of good business judgment determines to be advisable; provided that notwithstanding anything contained in this Section, access to the Premises shall at all times be available from the elevator lobbies of the Building.

The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.


                            ARTICLE IV - ACCESS AND ENTRY

SECTION 4.01 ENTRY FOR INSPECTION AND WORK

The Landlord shall be entitled at all reasonable times (and at any time in case of emergency) to enter the Premises to examine them; to make such repairs, alterations or improvements in the Premises or to the

Building as the Landlord considers necessary or desirable; to have access to underfloor ducts and access panels to mechanical shafts; to check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating and climate control systems; and for any other purpose necessary to enable the Landlord to perform its obligations or exercise its rights under this Lease or in the administration of the Building or other improvements on the Lands. The Tenant shall not obstruct any pipes, conduits or mechanical or electrical equipment so as to prevent reasonable access thereto. The Landlord shall exercise its rights under this Section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.

SECTION 4.02 RIGHT TO SHOW PREMISES

The Landlord and its agents shall have the right to enter the Premises at all reasonable times during Normal Business Hours to show them to prospective purchasers, or Mortgagees or prospective Mortgagees, and, during the last six months of the Term (or the last six months of any renewal term if this Lease is renewed), to prospective tenants.

SECTION 4.03 ENTRY NOT FORFEITURE

No entry into the Premises or anything done hereunder by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction. The Tenant shall have no claim for injury, damages or loss suffered as a result of any such entry or thing, except in the case of wilful misconduct by the Landlord in the course of such entry, but the Landlord shall in no event be responsible for the acts or negligence of any Persons providing cleaning services in the Building.


                   ARTICLE V - MAINTENANCE, REPAIRS AND ALTERATIONS

SECTION 5.01 MAINTENANCE BY LANDLORD

(a) The Landlord covenants to keep the following in good repair as a prudent owner: (i) the structure of the Building including exterior walls and roofs; (ii) the mechanical, electrical and other base building systems; and (iii) the entrance, lobbies, plazas, stairways, corridors, parking areas and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building. If such maintenance or repairs or alterations are required by law or in the prudent management of the Building or any other improvements on the Lands due to the business carried on by the Tenant, then the full cost of such maintenance and repairs plus a sum equal to 15% of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord.

(b) The Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible under this Lease. The Landlord shall have the right to stop, interrupt or reduce any services, systems or utilities provided to, or serving the Building or Premises to perform repairs, alterations or maintenance or to comply with laws or regulations, or requirements of its insurers, or for causes beyond the Landlord's reasonable control or as a result of the Landlord exercising its rights under Section 3.02. The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, but the Landlord shall make reasonable efforts to restore the services, utilities or systems so stopped, interrupted or reduced.

(c) If the Tenant fails to carry out any maintenance, repairs or work required to be carried out by it under this Lease to the reasonable satisfaction of the Landlord, the Landlord may at its option carry out such maintenance or repairs without any liability for any resulting damage to the Tenant's property or business. The cost of such work, plus a sum equal to 15% of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord.

SECTION 5.02 MAINTENANCE BY TENANT; COMPLIANCE WITH LAWS

(a) The Tenant shall at its sole cost repair and maintain the Premises exclusive of base building mechanical and electrical systems, all to a standard consistent with a first class office building, with the exception only of those repairs which are the obligation of the Landlord under this Lease, subject to Article VII. The Landlord may enter the Premises at all reasonable times to view their condition and the Tenant shall maintain and keep the Premises in good and substantial repair according to notice in writing. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term.

(b) The Tenant shall, at its own expense, promptly comply with all laws, by-laws, government orders and with all reasonable requirements or directives of the Landlord's insurers affecting the Premises or their use, repair or alteration.

SECTION 5.03 TENANT'S ALTERATIONS

(a) No Alterations shall be made to the Premises without the Landlord's written approval. The Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All such Alterations shall be performed: (i) at the sole cost of the Tenant; (ii) by contractors and workmen approved by the Landlord; (iii) in a good and workmanlike manner; (iv) in accordance with drawings and specifications approved by the Landlord; (v) in accordance with all applicable legal and insurance requirements; (vi) subject to the reasonable regulations, supervision, control and inspection of the Landlord; (vii) subject to such indemnification against liens and expenses as the Landlord reasonably requires; and (viii) in accordance with all applicable laws, by-laws and government orders. The Landlord's reasonable cost incurred with respect to the Tenant's Alterations including without limitation the cost of approving, supervising and inspecting all such work shall be paid by the Tenant.

(b) If the Alterations would affect the structure of the Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, such work shall at the option of the Landlord be performed by the Landlord at the Tenant's cost. If the Landlord performs such work, then on completion of such work, the cost of the work plus a sum equal to 15% of said cost representing the Landlord's overhead shall be paid by the Tenant to the Landlord.

(c) If the Tenant installs Leasehold Improvements, or makes Alterations which depart from the Building standard and which restrict access by the Landlord to any Building system or to any structural element of the Building by the Landlord or by any person or corporation authorized by the Landlord, or which restrict the installation of the leasehold improvements of any other tenant in the Building, then the Tenant shall at the request of the Landlord remove any obstruction in a manner acceptable to the Landlord, failing which the Landlord may remove the same; and the Tenant will pay, or reimburse the Landlord for, the cost of such removal and for any replacement or restoration of such Leasehold Improvements or Alterations.

SECTION 5.04 REPAIR WHERE TENANT AT FAULT

Notwithstanding any other provisions of this Lease, if the Building is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, contractors or others for whom it is in law responsible, the cost of the resulting repairs, replacements or alterations plus a sum equal to 15% of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord.

SECTION 5.05 REMOVAL OF IMPROVEMENTS AND FIXTURES

All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement, before or during the Term, become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiration or sooner termination of the Term except that:

(a) the Tenant may, during the Term, in the usual course of its business, remove its Trade Fixtures, provided that the Tenant is not in default under this Lease;

(b) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove its Trade Fixtures from the Premises, failing which, at the option of the Landlord, the Trade Fixtures shall become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable; and

(c) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, leave the premises in a neat and tidy condition.

SECTION 5.06 LIENS

The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is registered against any portion of the Lands or Building or against the Landlord's or Tenant's interest therein. If a lien is registered or filed, the Tenant shall discharge it at its expense forthwith, failing which the Landlord may at its option discharge the lien by paying the amount claimed to be due into court or directly to the lien claimant and the amount so paid and all expenses of the

Landlord including legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord. The Tenant will not grant any security interest in the Leasehold Improvements without the prior written consent of the Landlord and will promptly cause the discharge of any financing statement or notice which may be filed in respect of such security interest under any statute, unless such statement or notice is in favour of the Landlord.

SECTION 5.07 NOTICE BY TENANT

The Tenant shall notify the Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Building which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof.


                         ARTICLE VI - INSURANCE AND INDEMNITY

SECTION 6.01 TENANT'S INSURANCE

(a) The Tenant shall maintain the following insurance throughout the Term at its sole cost:

       (i) "All Risks" (including flood and earthquake) property insurance with deductibles not exceeding 3% of the amount insured, naming the Landlord, the owners of the Lands and Development and the Mortgagee as insured parties, containing a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible, and (except with respect to the Tenant's chattels) incorporating the Mortgagee's standard mortgage clause. Such insurance shall insure: (1) property of every kind owned by the Tenant or for which the Tenant is legally liable located on or in the Development including, without limitation, Leasehold Improvements, in an amount equal to not less than 90% of the full replacement cost thereof, subject to a stated amount co-insurance clause; and (2) extra expense insurance in such amount as will reimburse the Tenant for loss attributable to all perils referred to in this paragraph 6.01(a)(i) or resulting from prevention of access to the Premises;

       (ii) Comprehensive general liability insurance which includes the following coverages: owners protective; personal injury; occurrence property damage; and employers and blanket contractual liability. Such policies shall contain inclusive limits of not less than $5,000,000, provide for cross liability, and name the Landlord and the owners of the Lands as insured;

       (iii) Tenant's "all risks" legal liability insurance for the replacement cost value of the Premises including loss of use thereof;

       (iv) Automobile liability insurance on a non-owned form including contractual liability, and on an owner's form covering all licensed vehicles operated by or on behalf of the Tenant, which insurance shall have inclusive limits of not less than $1,000,000; and

       (v) Any other form of insurance which the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b)    All policies referred to in this Section 6.01 shall:

       (i)    be taken out with insurers reasonably acceptable to the Landlord;

       (ii)   be in a form reasonably satisfactory to the Landlord;

       (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord;

       (iv) not be invalidated as respects the interests of the Landlord or the Mortgagee by reason of any breach of or violation of any warranty, representation, declaration or condition; and

       (v) contain an undertaking by the insurers to notify the Landlord by registered mail not less than 30 days prior to any material change, cancellation or termination.

Certificates of insurance on the Landlord's standard form or, if required by the Landlord, certified copies of such insurance policies, shall be delivered to the Landlord forthwith upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section
6.01 or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within 48 hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee, from time to time, does not approve of such insurance, the reasons therefor) the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease.

SECTION 6.02 INCREASE IN INSURANCE PREMIUMS

The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises or the Development. If: (a) the conduct of business in, or use or manner of use of the Premises; (b) or any acts or omissions of the Tenant in the Development or any part thereof; cause or result in any increase in premiums for any insurance carried by the Landlord with respect to the Development, the Tenant shall pay any such increase in premiums. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Development showing the various components of such rate, shall be conclusive evidence of the items and charges which make up such rate.

SECTION 6.03 CANCELLATION OF INSURANCE

If any insurer under any insurance policy covering any part of the Development or any occupant thereof cancels or threatens to cancel its insurance policy or reduces or threatens to reduce coverage under such policy by reason of the use of the Premises by the Tenant or by any Transferee, or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy such condition within 48 hours after notice thereof by the Landlord.

SECTION 6.04 LOSS OR DAMAGE

The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Lands or Development or damage to property of the Tenant or of others located on the Premises or elsewhere in the Development, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, employees, contractors, or others for whom it may, in law, be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Development or from the street or any other place or by dampness or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by other tenants or Persons on the Lands or in the Development or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant releases and agrees to indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers.

SECTION 6.05 LANDLORD'S INSURANCE

The Landlord shall throughout the Term carry: (a) insurance on the Development (excluding the foundations and excavations) and the machinery, boilers and equipment in or servicing the Development and owned by the Landlord or the owners of the Development (excluding any property which the Tenant and other tenants are obliged to insure under Section 6.01 or similar sections of their respective leases) against damage by fire and extended perils coverage; (b) public liability and property damage insurance with respect to the Landlord's operations in the Development; and (c) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. Notwithstanding the Landlord's covenant in this Section and notwithstanding any contribution by the Tenant to the cost of the Landlord's insurance premiums, the Tenant acknowledges and agrees that: (i) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its wilful act or omissions; (ii) no insurable interest is conferred upon the Tenant under any insurance policies carried by the Landlord; and (iii) the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.

SECTION 6.06 INDEMNIFICATION OF THE LANDLORD

Notwithstanding any other provision of this Lease, the Tenant shall indemnify the Landlord and save it harmless from all loss (including loss of Net Rent and Additional Rent) claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless in connection with such litigation. The Landlord may, at its option, participate in or assume carriage of any litigation or settlement discussions relating to the foregoing, or any other matter for which the Tenant is required to indemnify the Landlord under this Lease. Alternatively, the Landlord may require the Tenant to assume carriage of and responsibility for all or any part of such litigation or discussions.

                         ARTICLE VII - DAMAGE AND DESTRUCTION

SECTION 7.01 NO ABATEMENT OR TERMINATION

If the Premises or Building are damaged or destroyed in whole or in part by fire or any other occurrence, this Lease shall continue in full force and effect and there shall be no abatement of Rent except as provided in this
Article VII.

If the Premises are at any time destroyed or damaged as a result of fire or any other casualty required to be insured against by the Landlord under this Lease or otherwise insured against by the Landlord and not caused or contributed to by the Tenant, then the following provisions shall apply:

(a) if the Premises are rendered untenantable only in part, the Landlord shall diligently repair the Premises to the extent only of its obligations under Section 5.01 and Net Rent shall abate proportionately to the portion of the Premises rendered untenantable from the date of destruction or damage until the Landlord's repairs have been completed;

(b) if the Premises are rendered wholly untenantable, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to Section 5.01 and Net Rent shall abate entirely from the date of destruction or damage until the Landlord's repairs have been completed;

(c) if the Premises are not rendered untenantable in whole or in part, the Landlord shall diligently perform such repairs to the Premises to the extent only of its obligations under Section 5.01, but in such circumstances Net Rent shall not terminate or abate;

(d) upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all repairs to the Premises which are the Tenant's responsibility under Section 5.02, and all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Premises;

(e) othing in this Section shall require the Landlord to rebuild the Premises in the condition which existed before any such damage or destruction so long as the Premises as rebuilt will have reasonably similar facilities to those in the Premises prior to such damage or destruction, having regard, however, to the age of the Building at such time; and

(f) nothing in this Section shall require the Landlord to undertake any repairs having a cost in excess of the insurance proceeds actually received by the Landlord with respect to such damage or destruction.

SECTION 7.03 RIGHT OF TERMINATION

Notwithstanding Section 7.02, if the damage or destruction which has occurred in the Premises is such that in the reasonable opinion of the Landlord the Premises cannot be rebuilt or made fit for the purposes of the Tenant within 90 days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within 30 days after such damage or destruction. If such notice of termination is given, Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

SECTION 7.04 DESTRUCTION OF OR DAMAGE TO BUILDING

(a) Notwithstanding anything contained in this Lease and specifically notwithstanding the provisions of Section 7.03, if

       (i) thirty-five percent (35%) or more of the Total Rentable Area of the Building; or

       (ii) a portion of the Building or of the Lands or any other improvements on the Lands which affect access or services essential to the Premises;

is damaged or destroyed by any cause whatsoever (irrespective of whether the Premises are damaged or destroyed) and if, in the opinion of the Landlord reasonably arrived at, the Total Rentable Area of the Building or the essential portion described above, as the case may be, so damaged or destroyed cannot be rebuilt or made fit for the purposes of the respective tenants of such space within one hundred and eighty (180) days of the happening of the damage or destruction; then, the Landlord may at its option (to be exercised by written notice to the Tenant within sixty (60) days following any such occurrence), elect to terminate this Lease. In the case of such election, the Term and the tenancy hereby created shall expire upon the thirtieth (30th) day after such notice is given, without indemnity or penalty payable by, or any other recourse against the Landlord, and the Tenant shall, within such thirty (30) day period, vacate the Premises and surrender them to the Landlord with the Landlord having the right to re-enter and repossess the Premises discharged of this lease and to expel all Persons and remove all property therefrom. Net Rent and Additional Rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Premises shall have been destroyed or damaged as well, in which event Section 7.03 shall apply.

(b) If the Landlord is entitled to, but does not elect to terminate this Lease under Section 7.4(a), the Landlord shall, following such damage or destruction, diligently repair if necessary that part of the Building damaged or destroyed, but only to the extent of the Landlord's obligations under the terms of the various leases for premises in the Building and exclusive of any tenant's responsibilities with respect to such repair. If the Landlord elects to repair the Building, the Landlord may do so in accordance with plans and specifications other than those used in the original construction of the Building.

SECTION 7.05 ARCHITECT'S CERTIFICATE

The certificate of the Architect shall bind the parties as to: (a) the percentage of the Total Rentable Area of the Building damaged or destroyed;
(b) whether or not the Premises are rendered untenantable and the percentage of the Premises rendered untenantable; (c) the date upon which either the Landlord's or Tenant's work of reconstruction or repair is completed or substantially completed and the date when the Premises are rendered tenantable; and (d) the state of completion of any work of the Landlord or the Tenant.

                 ARTICLE VIII - ASSIGNMENT, SUBLETTING AND TRANSFERS

SECTION 8.01 ASSIGNMENTS, SUBLEASES AND TRANSFERS

The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but shall be subject to the Landlord's rights under Section 8.02. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent: (a) whether such Transfer is in violation or in breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants or prospective tenants or occupants of the Building; (b) whether in the Landlord's opinion, the financial background, business history and capability of the proposed Transferee is satisfactory; and (c) if the Transfer is to an existing tenant of the Landlord. Consent by the Landlord to any Transfer if granted shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of the failure of the Landlord to give notice to the Tenant within 30 days as required by Section 8.02. Notwithstanding anything to the contrary herein contained, the Tenant may not assign this Lease while any Rent is in arrears hereunder or while any other Event of Default exists hereunder. Before making any assignment of this Lease the Tenant will pay all Rent in arrears and will remedy any Event of Default which then exists or will cause any Event of Default to cease to exist.

SECTION 8.02 LANDLORD'S RIGHTS

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the portion of the Premises affected thereby, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of any documents which record the particulars of the proposed Transfer. The Landlord shall, within 30 days after having received such notice and all requested information, notify the Tenant either that:

(a) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article VIII; or

(b) it elects to cancel this Lease as to the whole or part, as the case may be, of the Premises affected by the proposed Transfer, in preference to giving such consent; or

(c) it elects to take over the position of the proposed Transferee with respect to the Transfer such that the Landlord becomes the assignee or subtenant, as the case may be, of the Tenant on the financial terms set out in the notice.

If the Landlord elects to terminate this Lease it shall stipulate in its notice the termination date of this Lease, which date shall be no less than 30 days nor more than 90 days following the giving of such notice of termination. If the Landlord elects to terminate this Lease, the Tenant shall notify the Landlord within 10 days thereafter of the Tenant's intention either to refrain from such Transfer or to accept termination of this Lease or the portion thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such 10 days or notifies the Landlord that it accepts the Landlord's termination, this Lease will as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of termination. If the Tenant notifies the Landlord within 10 days that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease shall become void.

SECTION 8.03 CONDITIONS OF TRANSFER

(a) Subject to Section 8.03(e), if there is a permitted Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent payable under this Lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the Tenant's covenants or by acceptance of the Transferee as tenant or a release from the Tenant from the further performance by the Tenant of its obligations under this Lease. Any consent by the Landlord shall be subject to the Tenant and Transferee executing an agreement with the Landlord agreeing:

       (i) that the Transferee will be bound by all of the terms of this Lease and, except in the case of a sublease, that the Transferee will be so bound as if it had originally executed this Lease as tenant; and

       (ii) to amend the Lease to incorporate such terms, covenants and conditions as are necessary so that the Lease will be in accordance with the Landlord's standard form of office lease in use for the Building at the time of the Transfer, and so as to incorporate any conditions imposed by the Landlord in its consent or required by this Section 8.03.

(b) Notwithstanding any Transfer permitted or consented to by the Landlord, including a Transfer to the Landlord pursuant to Section 8.02(c), the Tenant making such Transfer shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease.

(c) The Landlord's consent to any Transfer shall be subject to the condition that: (i) the net and additional rent payable by the Transferee shall not be less than the Rent payable by the Tenant under this Lease as at the effective date of the Transfer, (including any increases provided for in this Lease); and (ii) if the net and additional rent to be paid by the Transferee under such Transfer exceeds the Rent payable under this Lease, the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than rent or additional rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as the result of a Transfer involving a mortgage, charge or similar security interest in this Lease) the Tenant shall forthwith pay to the Landlord an amount equivalent to such consideration. The Tenant and the Transferee shall execute any agreement required by the Landlord to give effect to the foregoing terms.

(d) Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or Transferee.

(e) If a Transfer occurs as a result of the Landlord's election pursuant to Section 8.2(c), the Landlord will apply the Rent payable by the Landlord, as Transferee, to the Rent payable under this Lease, but otherwise the Tenant will not be released from its covenant under this Lease or from the further


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

performance of its obligations under this Lease. The Tenant will enter into an agreement with the Landlord setting out the terms of such Transfer, which agreement will be prepared by the Landlord or its solicitors and all legal costs associated with such Transfer shall be paid by the Tenant.

(f) Any document evidencing any Transfer permitted by the Landlord or any amendment of this Lease pursuant to clause 8.03(a)(ii), or setting out any terms applicable to such Transfer or the rights and obligations of the Tenant or Transferee thereunder including a Transfer under Section 8.2(c), shall be prepared by the Landlord or its solicitors and all associated legal costs shall be paid by the Tenant.

SECTION 8.04 CHANGE OF CONTROL

If the Tenant is at any time a corporation or partnership, any actual or proposed Change of Control in such corporation or partnership shall be deemed to be a Transfer and subject to all of the provisions of this Article VIII. The Tenant shall make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

SECTION 8.05 NO ADVERTISING

The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other Person to do so unless the text and format of such advertisement and the publications in which such advertisement is to be placed are approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

SECTION 8.06 ASSIGNMENT BY LANDLORD

The Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of the Building or Lands or this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released from all liability under this Lease.

                                 ARTICLE IX - DEFAULT

SECTION 9.01 DEFAULT AND REMEDIES

If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

(a) to re-enter the Premises or any part thereof in the name of the whole and the same to have again, repossess, and enjoy as of the Landlord's former estate, anything herein contained to the contrary notwithstanding;

(b) to terminate this Lease, with or without notice to the Tenant, whether or not the Landlord has, with respect to the same or another Event of Default, previously elected or pursued a right or remedy which is inconsistent with termination of this Lease;

(c) enter the Premises as agent of the Tenant and to relet the Premises for whatever term, and on such terms as the Landlord in its discretion may determine and to receive the Rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord. If any reletting extends for a period beyond the end of the Term, such reletting shall not constitute a termination of this Lease, but a reletting as agent of the Tenant up to the end of the Term and a letting thereafter by the Landlord for its own account. The Tenant acknowledges and agrees that if the Tenant has abandoned property on the Premises after notice from the Landlord to remove such property, the Landlord has no obligation whatsoever to store such property for any period of time;

(d) to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default;

(e) to recover from the Tenant all damages, and expenses incurred by the Landlord as a result of any breach by the Tenant including, if the Landlord terminates this Lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises;

(f) to recover from the Tenant the full amount of the current month's Rent together with 3 months' instalments of Rent, all of which shall immediately become due and payable as accelerated rent and may be held and applied by the Landlord without interest against the last Rent due under this Lease; and

(g) if this Lease has been terminated in accordance with Section 9.01(b), to recover from the Tenant the unamortized portion of any leasehold improvement allowance or inducement paid or given by the Landlord under the terms of this Lease or the Lease Proposal, calculated from the date which is the later of the date of payment by the Landlord or the Commencement Date, on the basis of an assumed rate of depreciation on a straight line basis to zero over the initial Term of this Lease.

SECTION 9.02 DISTRESS

Notwithstanding any provision of this Lease or any provision of applicable legislation, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress. The Tenant acknowledges and agrees that the Landlord is entitled to levy by distress any accelerated rent which becomes due and is payable pursuant to Section 9.01(f) of this Lease.

SECTION 9.03 DAMAGES AND COSTS

The Tenant shall pay to the Landlord all damages and costs (including, without limitation, all legal fees on a solicitor and his client basis) incurred by the Landlord in enforcing or interpreting the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure, or to indemnify the Landlord.

SECTION 9.04 ALLOCATION OF PAYMENTS

The Landlord may at its option apply sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit.

SECTION 9.05 SURVIVAL OF OBLIGATIONS

If the Tenant has failed to fulfil its obligations under this Lease with respect to the payment of Rent, the maintenance, repair and alteration of the Premises and removal of improvements and fixtures from the Premises during or at the end of the Term, such obligations and the Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration, surrender or sooner termination of the Term.

              ARTICLE X - STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

SECTION 10.01 STATUS STATEMENT

Within 10 days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord a statement or estoppel certificate to the Landlord as to the status of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if there have been modifications that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Net Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such statement or certificate.

SECTION 10.02 SUBORDINATION

This Lease and all rights of the Tenant shall be subject and subordinate to any and all Mortgages and any ground, operating, overriding or underlying leases, from time to time in existence against the Lands and Building (including without limitation those referred to in section 11.15 hereof). On request, the Tenant shall acknowledge in writing the subordination of this Lease and its rights under this Lease to any and all such Mortgages and leases and to all advances made under such Mortgages. The form of such subordination shall be as required by the Landlord or any Mortgagee or the lessee under any such lease.

SECTION 10.03 ATTORNMENT

The Tenant shall promptly, on request, attorn to any Mortgagee, or to the owners of the Building and Lands, or the lessor under any ground, operating, overriding, underlying or similar lease of all or substantially all of the Building made by the Landlord or otherwise affecting the Building and Lands, or the purchaser on any foreclosure or sale proceedings taken under any Mortgage, and shall recognize such Mortgagee, owner, lessor or purchaser as the Landlord under this Lease.

SECTION 10.04 EXECUTION OF DOCUMENTS

The Tenant irrevocably constitutes the Landlord the agent and attorney of the Tenant for the purpose of executing any agreement, certificate, attornment or subordination required by this Lease and for registering postponements in favour of any Mortgagee if the Tenant fails to execute such documents within 10 days after request by the Landlord.


                           ARTICLE XI - GENERAL PROVISIONS

SECTION 11.01 RULES AND REGULATIONS

The Tenant shall comply with all Rules and Regulations, and amendments thereto, adopted by the Landlord from time to time including those set out in Schedule "D". Such Rules and Regulations may differentiate between different types of businesses in the Building, and the Landlord shall have no obligation to enforce any Rule or Regulation or the provisions of any other lease against any other tenant, and the Landlord shall have no liability to the Tenant with respect thereto.

SECTION 11.02 DELAY

Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfilment of any obligation under this Lease (other than the payment of Rent and surrender of the Premises on termination) by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfilment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfilment of such obligation.

SECTION 11.03 OVERHOLDING

If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Net Rent payable in advance on the first day of each month equal to twice the monthly amount of Net Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as these are applicable to a monthly tenancy.

SECTION 11.04 WAIVER

If either the Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default.

SECTION 11.05 REGISTRATION

Neither the Tenant nor anyone claiming under the Tenant shall register this Lease or any Transfer without the prior written consent of the Landlord. The Tenant hereby waives any right which the Tenant may have to require the Landlord to deliver this Lease in registrable form or to provide a plan of the Premises acceptable to the land title office or other office of public record for registration or filing purposes.

SECTION 11.06 NOTICES

Any notice, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be delivered in person or sent by registered mail postage prepaid, addressed: (a) if to the Landlord: Pacific Centre North Limited, Suite 550, The Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1A1 Attention: Vice-President and General Manager; and (b) if to the Tenant, at the Premises. Any such notice or other instrument shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then 48 hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person.

SECTION 11.07 SUCCESSORS

The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant. No rights, however, shall enure to the benefit of any Transferee unless the provisions of Article VIII are complied with.

SECTION 11.08 JOINT AND SEVERAL LIABILITY

If there is at any time more than one Tenant or more than one Person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them. If the Tenant is or becomes a partnership, each Person who is a member, or shall become a member, of such partnership or its successors shall be and continue to be jointly and severally liable for the performance of all covenants of the Tenant pursuant to this Lease, whether or not such Person ceases to be a member of such partnership or its successor.

SECTION 11.09 CAPTIONS AND SECTION NUMBERS

The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

SECTION 11.10 EXTENDED MEANINGS

The words "hereof", "hereto" and "hereunder" and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, where the context allows, the employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.

SECTION 11.11 PARTIAL INVALIDITY

All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

SECTION 11.12 ENTIRE AGREEMENT

This Lease and the Schedules and riders, if any, attached hereto and the Lease Proposal, if any, and the Landlord's leasehold improvement manual, set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no agreements or understandings between them other than as are herein set forth. Subject to Section 11.01, this Lease and its Schedules and riders may not be modified except by agreement in writing executed by the Landlord and Tenant. In the event of any inconsistency between the provisions of this Lease and the provisions of the Lease Proposal, the provisions of this Lease shall prevail.

SECTION 11.13 GOVERNING LAW

This Lease shall be construed in accordance with and governed by the laws of the Province of British Columbia.

SECTION 11.14 TIME OF THE ESSENCE

Time is of the essence of this Lease.

SECTION 11.15 AUTHORITY

The Tenant acknowledges that the Landlord has authority from Toronto Dominion Realty Limited, 527698 British Columbia Ltd., 527700 British Columbia Ltd. and The Cadillac Fairview Corporation Limited to enter into this Lease.

SECTION 11.16 QUIET ENJOYMENT

If the Tenant pays Rent, fully observes and performs all of its obligations under this Lease, and there has been no Event of Default, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any Person claiming through the Landlord.

SECTION 11.17 INDEMNITY AGREEMENT

If any Indemnifier is named in this Lease, the Indemnifier agrees to execute and deliver to the Landlord an Indemnity Agreement in the form attached as Schedule "E" hereto (with blanks completed) with respect to this lease and any and all renewals hereof; and the Tenant agrees that failure of the Indemnifier to do so shall constitute an Event of Default.

SECTION 11.20 EXECUTION

If the Tenant is a corporation, the Tenant confirms and agrees that this Lease has been executed by its authorized signatories and that if only one signatory has signed this Lease, the Tenant is authorized by its articles of incorporation or other constating documents to execute leases by such sole authorized signatory and if this Lease is not executed under seal by the Tenant, the Tenant is authorized by its articles of incorporation or other constating documents to execute leases without a seal.

SECTION 11.21 PARKING

THE LANDLORD AGREES TO PROVIDE TO THE TENANT UP TO TWO (2) UNRESERVED PARKING STALLS IN THE UNDERGROUND PARKING FACILITY IN THE BUILDING DURING THE TERM UNTIL NOVEMBER 30, 2000 AND UP TO SIX (6) UNRESERVED PARKING STALLS FROM DECEMBER 1, 2000 FOR THE BALANCE OF THE TERM AT MONTHLY RATES, PLUS GOODS AND SERVICES TAX, AS ESTABLISHED BY THE LANDLORD FROM TIME TO TIME FOR RANDOM USERS OF PARKING SPACES WITHIN THE PARKING FACILITY.

IN WITNESS WHEREOF the Landlord and Tenant have signed this Lease under seal.


                                              PACIFIC CENTRE LEASEHOLDS LIMITED


                                              Per:   "signed"
                                                     --------------------
                                                     Authorized Signatory


                                              Per:   --------------------
                                                     Authorized Signatory




                                              (Tenant)

                                              TECHWEST MANAGEMENT INC.

                                              Per:   "signed"
                                                     --------------------
                                                     Authorized Signatory


                                              Per:   --------------------
                                                     Authorized Signatory



                                              (Indemnifier)

                                              SIDEWARE SYSTEMS INC.


                                              Per:   "signed"
                                                     --------------------
                                                     Authorized Signatory


                                              Per:   --------------------
                                                     Authorized Signatory





                                              (Indemnifier)

                                              BRAINTECH, INC.


                                              Per:   "signed"
                                                     --------------------
                                                     Authorized Signatory


                                              Per:   --------------------
                                                     Authorized Signatory

SCHEDULE "A" - LEGAL DESCRIPTION OF THE LANDS


              Those lands and premises lying and being in the City of Vancouver in the Province of British Columbia more particularly known and described as

       Parcel Identifier:  007-857-969
       Lot C
       Block 32
       D.L. 541
       Plan 21253

                      SCHEDULE "B" - FLOOR PLAN OF THE PREMISES

                              SCHEDULE "C" - DEFINITIONS

In this Lease and in the Schedules to this Lease:

1. "ADDITIONAL RENT" means all sums of money required to be paid by the Tenant under this Lease (except Net Rent) whether or not the same are designated "Additional Rent" or are payable to the Landlord or otherwise.

2. "ALTERATIONS" means all repairs, replacements, improvements or alterations to the Premises by the Tenant and the placing of a load of more than 50 lbs per square foot in any part of the Premises or the relocation of any such load.

3.     "ARCHITECT" means the architect from time to time named by the Landlord.

4. "BUILDING" means the multi-storey building known municipally as 777 Dunsmuir Street, Vancouver, British Columbia and generally as Pacific Centre Tower Four from and including the ground floor of such Building to and including the roof thereof and including all premises rented or intended to be rented therein, whether for office, retail, cafeteria, banking or other similar purposes but excluding any Premises below grade which are intended for leasing for retail or parking purposes; and the areas, buildings systems and facilities serving the Building or having utility in connection therewith, as determined by the Landlord, whether or not located directly under the Building, which areas and facilities may include, without limitation, internal malls, sidewalks and plazas, exhibit areas, storage and mechanical areas, janitor rooms, mail rooms, telephone, mechanical and electrical rooms, stairways, escalators, elevators, truck and receiving areas, driveways, parking facilities, loading docks and corridors.

5. "BUSINESS TAX" means all taxes (whether imposed on the Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Premises and to any leasehold improvements installed in the Premises and to the use of the Building or Lands by the Tenant.

6. "CAPITAL TAX" means the amount , allocated from time to time by the Landlord to, and relating to the Lands and Building, of any capital tax payable by the Landlord or the owners of the Lands and Building under the Corporations Tax Act (British Columbia) as amended or replaced from time to time or any other legislation, provincial or federal, imposing taxes on account of capital, calculated as if the Building were the only property of the Landlord or the owners of the Lands and Building.

7. "CHANGE OF CONTROL" means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership unless such change occurs as a result of trading in the shares of a corporation listed on a recognized stock exchange in Canada or the United States and then only so long as the Landlord receives assurances reasonably satisfactory to it that there will be a continuity of management and of the business practices of such corporation notwithstanding such Change of Control.

8.     "COMMENCEMENT DATE" means the date on which the Term commences under
Section 1.02.

9. "DEVELOPMENT" means the Lands more particularly described in Schedule "A" attached to this Lease or as such Lands may be altered, expanded or reduced from time to time, and the improvements, buildings, equipment and facilities erected thereon or situate from time to time therein. The Development includes those areas designated or intended by the Landlord to be leased for office, retail, service and storage purposes, and those areas not so designated or intended, and all non-leasable areas, parking facilities and the shared common areas and facilities of the Development. The Development is known generally as "Pacific Centre".

10.    An "EVENT OF DEFAULT" shall occur whenever:

(a) any Rent is in arrears and is not paid within 5 days after written demand by the Landlord;

(b) the Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and:

       (i) fails to remedy such breach within 15 days (or such shorter period as may be provided in this Lease); or
       (ii) if such breach cannot be reasonably remedied within 15 days or such shorter period, the Tenant fails to commence to remedy such breach within such 15 days or shorter period or thereafter fails to proceed diligently to remedy such breach; in either case after notice in writing from the Landlord;

(c) the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any Person for the dissolution, winding-up or other termination of the Tenant's existence or the liquidation of its assets;

(d) a trustee, receiver, receiver/manager or like Person is appointed with respect to the business or assets of the Tenant or any Indemnifier;

(e) the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord;

(f) this Lease or any of the Tenant's assets are taken under a writ of execution;

(g) the Tenant purports to make a Transfer other than in compliance with the provisions of this Lease;

(h) the Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of the Tenant on the Premises subject to distress to satisfy Rent for at least 3 months, or the Premises become vacant and unoccupied for a period of 10 consecutive days or more without the consent of the Landlord;

(i) any insurance policies covering any part of the Building or any occupant thereof are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises;

(j) if an Event of Default as defined in this paragraph occurs with respect to any lease or agreement under which the Tenant occupies other premises in the Building; or

(k) if the Tenant or any Indemnifier is a corporation and at any time during the Term does not remain in good standing with the Office of the Registrar of Companies for British Columbia.

11. "FISCAL YEAR" means (i) the period of time commencing on the Commencement Date and ending on the last day of the next ensuing October; and (ii) thereafter the period of time commencing on the first day of November and ending on the last day of the next ensuing October, or (iii) the fiscal period designated by the Landlord from time to time.

12. "INDEMNIFIER" means the Person, if any, who has executed or agreed to execute an Indemnity Agreement substantially in the form attached to this Lease as Schedule "E", or any other indemnity agreement in favour of the Landlord.

13. "LANDLORD" means the party named as landlord on the first page of this Lease.

14. "LANDS" means the lands situated in the City of Vancouver in the Province of British Columbia on which the Building is constructed, as more particularly described in Schedule "A", or as such lands may be expanded or reduced from time to time.

16. "LEASEHOLD IMPROVEMENTS" mean leasehold improvements in the Premises determined according to common law, and shall include, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors and hardware however affixed and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not in the nature of fixtures.

17. "MORTGAGE" means any and all mortgages, charges, debentures, security agreements, trust deeds, hypothecs or like instruments resulting from financing, refinancing or collateral financing (including renewals or extensions thereof) made or arranged by the Landlord of its interest in all or any part of the Building or Lands.

18. "MORTGAGEE" means the holder of, or secured party under, any Mortgage and includes any trustee for bondholders.

19.    "NET RENT" means the annual rent payable by the Tenant under Section
2.02.

20. "NET RENTABLE AREA" means, in the case of premises consisting of part of a floor, the floor area bounded by the inside surface of the exterior glass, the office side of the corridor or other permanent partitions and the centre of partitions that separate the premises from adjoining leasable areas (if any) without deductions for columns or projections but after making the same exclusions as are made in computing Rentable Area.

21. "NORMAL BUSINESS HOURS" means the hours from 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and the hours from 8:00 a.m. to 1:00 p.m. on Saturdays, unless any such day is a statutory holiday.

22. "OPERATING COSTS" means (without duplication) any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord for maintenance, operation, repair, replacement to and administration of the Lands and Building or allocated by the Landlord to the Lands and Building and for services provided generally to tenants, calculated as if the Building were 100% occupied by tenants during the Term, including without limitation:

       (a) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance;

       (b) the cost of security, janitorial, landscaping, window cleaning, garbage removal and snow removal services;

       (c)    the cost of heating, ventilating and air-conditioning;

       (d) the cost of fuel, steam, water, electricity, telephone and other utilities used in the maintenance, operation or administration of the Building, including charges and imposts related to such utilities to the extent such costs, charges and imposts are not recovered from other tenants;

       (e) salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, leasing, on site management, security, supervision or cleaning of the Building, including fringe benefits, unemployment and worker's compensation insurance premiums, pension plan contributions and other employment costs and the cost of engaging contractors for the repair, maintenance, security, supervision or cleaning of the Building;

       (f) auditing, accounting, legal and other professional and consulting fees and disbursements;

       (g) the costs: (i) of repairing, operating and maintaining the Building and the equipment serving the Building and of all replacements and modifications to the Building or such equipment, including those made by the Landlord in order to comply with laws or regulations affecting the Building; (ii) incurred by the Landlord in providing and installing energy conservation equipment or systems and life safety systems; (iii) incurred by the Landlord to make alterations, replacements or additions to the Building intended to reduce operating costs, improve the operation of the Building or maintain its operation as a first class office building; and, (iv) incurred to replace machinery or equipment which by its nature requires periodic replacement; all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with sound accounting principles;

       (h) the cost of the rental of all equipment, supplies, tools, materials and signs;

       (i) all costs incurred by the Landlord in contesting or appealing Taxes or related assessments including legal, appraisal and other professional fees, and administration and overhead costs;

       (j)    Capital Tax;

       (k) depreciation or amortization of the costs referred to in paragraph 22(g) above as determined by the Landlord in accordance with sound accounting principles, if such costs have not been charged fully in the Fiscal Year in which they are incurred;

       (l) interest calculated at 2 percentage points above the average daily prime bank commercial lending rate charged during such Fiscal Year by any Canadian chartered bank designated from time to time by the Landlord upon the undepreciated or unamortized balance of the costs referred to in paragraph 22(k); and

       (m) a reasonable fee for the administration and management of the Building equal to an amount which the Landlord might reasonably pay to a third party for the administration and management of the Building as part of the Pacific Centre complex.

Operating Costs shall exclude or have deducted from them as the case may be:

       (n) all amounts which otherwise would be included in Operating Costs which are recovered by the Landlord from tenants (other than under sections of their leases comparable to section 2.03 of this Lease);

       (o) such of the Operating Costs as are recovered from insurance proceeds, to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

       (p)    interest on debt and capital retirement of debt;

       (q) ground rent payable by the Landlord to the owner of the Lands under any ground lease of the Lands; and

       (r) all amounts which otherwise would be included in Operating Costs which are directly attributable to the operation of the parking garage forming part of and serving the Building. Costs incurred in maintaining and operating the Building may be attributed by the Landlord to the various components of the Building in accordance with reasonable and current practices and on a basis consistent with the nature of the particular costs being attributed, and the costs so attributed may be allocated to the tenants of such components accordingly.

23. "PERSON" means any person, firm, partnership or corporation, or any group or combination of persons, firms, partnerships or corporations.

24.    "PREMISES" means the premises leased to the Tenant described in Section
1.01 and includes Leasehold Improvements in such premises.

25. "PROPORTIONATE SHARE" means a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the Total Rentable Area of the Building.

26.    "RENT" means the aggregate of Net Rent and Additional Rent.

27. "RENTABLE AREA" means (a) in the case of premises used or intended to be used for office purposes and occupying an entire floor, the floor area bounded by the inside surface of the glass on the exterior walls, including without limitation, washrooms, telephone, electrical and janitorial closets and elevator lobbies; (b) in the case of premises used or intended to be used for office purposes and consisting of part of a floor, the area computed by multiplying the Net Rentable Area of such premises by a fraction, the numerator of which is the aggregate floor area of the floor on which the Premises are located (using the measurement method set out in subparagraph
(a)) and the denominator of which is the aggregate Net Rentable Area of all office premises on such floor; and (c) in the case of premises used or intended to be used for retail purposes, the Net Rentable Area thereof. In calculating Rentable Area, stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their own enclosing walls, any of which are used in common, shall be excluded but no deductions or exclusions shall be made for columns and projections necessary for the Building. The Landlord may for the purpose of calculating the Net Rent and any Proportionate Share change the factor referred to in subparagraph (b) from time to time to reflect the actual ratio of the aggregate floor area of the floor on which the Premises or part thereof are located (using the measurement method set out in subparagraph (a)) to the aggregate Net Rentable Area of all office premises on such floor.

28. "RULES AND REGULATIONS" means the rules and regulations adopted and promulgated by the Landlord from time to time pursuant to Section 11.01. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule "D".

29. "TAXES" means all taxes, levies, charges, local improvement rates and assessments whatsoever assessed or charged against the Building and the Lands or any part thereof by any lawful taxing authority and including any amounts assessed or charged in substitution for or in lieu of any such taxes, but excluding only such taxes as capital gains taxes, corporate, income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Building or Lands or the Landlord in respect thereof. Taxes shall in every instance be calculated on the basis of the Total Rentable Area of the Building being assessed as fully leased and operational.

30.    "TENANT" means the party named as tenant on the first page of this Lease.

31.    "TERM" means the period set out in Section 1.02.

32. "TOTAL RENTABLE AREA OF THE BUILDING" means the aggregate of the Rentable Area of each floor in the Building intended for leasing as if each floor is occupied by one tenant, all as determined by the Architect. The Total Rentable Area of the Building shall: (a) exclude the main telephone, mechanical, electrical and other utility rooms and enclosures, public lobbies on the ground floor, and other public space common to the entire Building; and, (b) be adjusted by the Architect from time to time to take account of any structural, functional or other change affecting the same.

33. "TRADE FIXTURES" means trade fixtures as determined at common law, but for greater certainty, shall not include: (a) heating, ventilating or air conditioning systems, facilities and equipment in or serving the Premises;
(b) floor coverings affixed to the floor of the Premises; (c) light fixtures; (d) internal stairways and doors; and, (e) any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord pursuant to the Lease Proposal or otherwise.

34. "TRANSFER" means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises (whether by the Tenant or by a subtenant), any transaction whereby the rights of the Tenant under this Lease or the rights of any subtenant or to the Premises are transferred to another, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon anyone, any mortgage, charge or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Persons having lawful use or occupancy of any part of the Premises or which creates a security interest in any part of the Premises, including without limitation, any of the Leasehold Improvements.

35. "TRANSFEREE" means the Person or Persons to whom a Transfer is or is to be made.

                         SCHEDULE "D" - RULES AND REGULATIONS


1. LIFE SAFETY. (a) The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with regulations of the Fire Department, or with any insurance upon the Lands or Building or in any part thereof, or violate or act in conflict with any statutes, rules and ordinances governing health standards or with any other statute or municipal by-law. (b)No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Premises.

2. SECURITY. (a) The Landlord shall permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use, during Normal Business Hours in common with others entitled thereto, of the main entrance and the stairways, corridors, elevators, escalators, or other mechanical means of access leading to the Building and the Premises.
At times other than during Normal Business Hours the Tenant and the employees of the Tenant shall have access to the Building and to the Premises only in accordance with the Rules and Regulations and shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building and to the Premises. In addition, the Landlord is not required to open the door to the Premises for the purpose of permitting entry therein to any Person not having a key to the Premises. (b) The Tenant shall not place or cause to be placed any additional locks upon any doors of the Premises without the approval of the Landlord. Two keys shall be supplied to the Tenant for each entrance door to the Premises and all locks shall be Building standard to permit access by the Landlord's master key. If additional keys are required, they must be obtained from the Landlord at the cost of the Tenant. Keys or other means of access for entrance doors to the Building will not be issued without the written authority of the Landlord.

3. HOUSEKEEPING. (a) The Tenant shall permit window cleaners to clean the windows of the Premises during Normal Business Hours. (b) The Tenant shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Lands or Building outside of the Premises, other than in a location provided by the Landlord specifically for such purposes, and the Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Premises. If the Tenant uses perishable articles or generates wet garbage, the Tenant shall provide refrigerated storage facilities suitable to the Landlord. (c) The Tenant shall not place or maintain any supplies, or other articles in any vestibule or entry of the Premises, on the adjacent footwalks or elsewhere on the exterior of the Premises or elsewhere on the Lands or Building. (d) The sidewalks, entrances, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises and the Building. The Landlord reserves entire control of all parts of the Lands and Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby. (e) The Tenant shall not cause or permit: any waste or damage to the Premises; any overloading of the floors or the utility, electrical or mechanical facilities of the Premises; any nuisance in the Premises; or any use or manner of use causing a hazard or annoyance to other occupants of the Building or to the Landlord.

4. RECEIVING, SHIPPING, MOVEMENT OF ARTICLES. (a) The Tenant shall not receive or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord and under the supervision of the Landlord. (b) Hand trucks, carryalls or similar appliances shall only be used in the Building with the consent of the Landlord and shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires. (c) The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building, including the Premises, without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, the use and design of planks, skids or platforms, and to distribute the weight thereof. All damage done to the Building, including the Premises, by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office furniture shall occur only by prior arrangement with the Landlord. The cost of such moving shall be paid by the Tenant. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only in a manner expressly approved by the Landlord. No freight or bulky matter of any description will be received into any part of the Building, including the Premises, or carried in the elevators except during hours approved by the Landlord.

5. PREVENTION OF INJURY TO PREMISES. (a) It shall be the duty of the Tenant to assist and co-operate with the Landlord in preventing injury to the Premises. (b) The Tenant shall not deface or mark any part of the Building, including the Premises, and shall not drive nails, spikes, hooks or screws into the walls, floors, ceilings or woodwork of any part of the Building, including the Premises, or bore, drill or cut into the walls, floors, ceilings or woodwork of any part of the Building including the Premises, in any manner or for any reason. (c)
 If the Tenant desires telegraphic or telephonic connections, the Landlord, in its sole discretion, may direct the electricians as to where and how the wires are to be introduced. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television antenna shall be allowed on any part of the Premises without authorization in writing by the Landlord.

6. WINDOWS. Except for the proper use of approved blinds and drapes, the Tenant shall not cover, obstruct or affix any object or material to any of the skylights and windows that reflect or admit light into any part of the Building, including, without limiting the generality of the foregoing, the application of solar films.

7. WASHROOMS. (a) The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Building on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repair and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities. (b) The water closets and other apparatus shall not be used for any purposes other than those for which they were intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown into them. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, invitees, or employees such damage is caused.

8. USE OF PREMISES. (a) No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes. (b) No cooking or heating of any foods or liquids (other than the heating of water or coffee in coffee makers or kettles) shall be permitted in the Premises without the written consent of the Landlord. (c) The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building or permit the delivery of any food or beverage to the Premises without the written approval of the Landlord or in contravention of the Rules and Regulations. (d) The Tenant shall not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building to the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

9. CANVASSING, SOLICITING, PEDDLING. Canvassing, soliciting and peddling in or about the Lands and Building are prohibited.

10. BICYCLES. No bicycles or other vehicles shall be brought within any part of the Lands or Building without the consent of the Landlord.

11.    ANIMALS AND BIRDS.   No animals or birds shall be brought into any part
of the Lands or Building without the consent of the Landlord.

12. SIGNS AND ADVERTISING. The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Building or in the interior of the Premises which is visible from the outside of the Building. The Landlord will prescribe a uniform pattern and location of identification signs for tenants, to be placed on the outside of the Premises, and the Tenant shall not paint, affix, display or cause to be painted, affixed or displayed any sign, picture, advertisement, notice, lettering or decoration on the outside of the Premises for exterior view without the written consent of the Landlord. Any such signs shall remain the property of the Tenant and shall be maintained at the Tenant's sole cost and expense. At the expiration of the Term or earlier termination of this Lease, the Tenant shall remove any such sign, picture, advertisement, notice, lettering or decoration from the Premises at the Tenant's expense and shall promptly repair all damage caused by any such removal. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of the Lease.

13. DIRECTORY BOARD. The Tenant shall be entitled at its expense to have its name shown upon the directory board of the Building and the Landlord shall design the style of such identification and shall determine the number of spaces available on the directory board for each tenant. The directory board shall be located in an area designated by the Landlord in the main lobby of the Building.

                          SCHEDULE "E" - INDEMNITY AGREEMENT


THIS INDEMNITY is dated the 25TH day of JUNE, 1999.

B E T W E E N :

                          PACIFIC CENTRE LEASEHOLDS LIMITED
                                   (the "Landlord")
                                                               OF THE FIRST PART

                                       - and -

                      SIDEWARE SYSTEMS INC. AND BRAINTECH, INC.
                          (collectively, the "Indemnifier")
                                                              OF THE SECOND PART

In order to induce the Landlord to enter into the Lease (the "Lease") dated the 25TH day of JUNE, 1999, and made between the Landlord and TECHWEST MANAGEMENT INC., as Tenant, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnifier hereby makes the following indemnity and agreement (the "Indemnity") with and in favour of the
Landlord:

1.     (a)    The Indemnifier hereby agrees with the Landlord that at all times during the Term of the Lease and any extensions or renewals thereof or overholding by the Tenant under the Lease, it will (i) make the due and punctual payment of all Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise; (ii) effect prompt and complete performance and observance of all and singular the terms, covenants and conditions contained in the Lease on the part of the Tenant to be kept, observed and performed; and (iii) indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure by the Tenant and the Indemnifier to pay the aforesaid Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease or resulting from any failure by the Tenant and the Indemnifier to observe or perform any of the terms, covenants and conditions contained in the Lease.

       (b)    The Indemnifier's covenants and obligations set out in paragraph
(a) above will not be affected by any disaffirmance, disclaimer, repudiation, rejection, termination or unenforceability of the Lease or by any other event or occurrence which would have the effect at law of terminating any obligations of the Tenant prior to the termination of the Lease whether pursuant to court proceedings or otherwise and no surrender of the Lease to which the Landlord has not provided its written consent (all of which are referred to collectively and individually in this Indemnity as an "Unexpected Termination"), and the occurrence of any such Unexpected Termination shall not reduce the period of time in which the Indemnifier's covenants and obligations hereunder apply, which period of time includes, for greater certainty, that part of the Term of the Lease and any extensions or renewals thereof which would have followed had the Unexpected Termination not occurred.

2. This Indemnity is absolute, unconditional and irrevocable and the obligations of the Indemnifier and the rights of the Landlord under this Indemnity shall not be prejudiced, waived, released, discharged, mitigated, impaired or affected by (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant (or any other obligated Person) under the Lease; (b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (c) any Transfer under Article VIII of the Lease by the Tenant or by any trustee, receiver, liquidator or any other Person; (d) any consent which the Landlord gives to any such Transfer; (e) any amendment to the Lease or any waiver by the Tenant of any of its rights under the Lease; (f) the expiration of the Term; or
(g) any Unexpected Termination (as that term is defined in Section 1(b) above). The obligations of the Indemnifier are as primary obligor and not as a guarantor of the Tenant's obligations.

3. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Notwithstanding the foregoing but without prejudicing the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered to the Indemnifier, or, if mailed, by prepaid registered mail addressed to the Indemnifier at the Premises, or, at the Landlord's option, at the address, if any, set forth above and every such notice is deemed to have been given upon the day it was delivered, or if mailed, forty-eight (48) hours after the date it was mailed. Despite what is stated above, the Indemnifier acknowledges that if its address is stipulated as a post office box or rural route number, then notice will be considered to have been sufficiently given to the Indemnifier if delivered or sent by registered mail to the Premises or, where notice cannot be given in person upon the Premises, by posting the notice upon the Premises. The Indemnifier may designate by notice in writing a substitute address for that set forth above and thereafter notice shall be directed to such substitute address. If two or more Persons are named as Indemnifier, such notice given hereunder or under the Lease shall be deemed sufficiently given to all such Persons if delivered or mailed in the foregoing manner to any one of such Persons.

4. If an Event of Default has occurred under the Lease or a default under this Indemnity, the

Indemnifier waives any right to require the Landlord to (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease; (b) proceed against or exhaust any security of the Tenant held by the Landlord; or (c) pursue any other remedy whatsoever in the Landlord's power. The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or any Unexpected Termination (as that term is defined in Section 1(b) above) and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if an Unexpected Termination or any receivership, bankruptcy, wind-up or other creditors' proceedings had not occurred, and in furtherance hereof, the Indemnifier agrees, upon any such Unexpected Termination or any receivership, bankruptcy, wind-up or other creditors' proceedings, that the Indemnifier shall, at the option of the Landlord, exercisable at any time after such Unexpected Termination or any receivership, bankruptcy, wind-up or other creditors' proceedings, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis. The liability of the Indemnifier shall not be affected by any failure of the Landlord to exercise this option, nor by any repossession of the Premises by the Landlord provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnifier hereunder and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon demand.

6. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default or default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnifier and two authorized representatives of the Landlord.

8. The Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnifier were the Tenant named in the Lease.

9. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law, subject to personal liability, the liability of each such member is joint and several.

10. All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnifier, his, her or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, the owner or owners from time to time (other than the Landlord) of the freehold or leasehold title of the Building and any Mortgagee.

11. The expressions "Building", "Event of Default", "Landlord", "Tenant", "Rent", "Term", and "Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

12. The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Indemnity to such person or persons or circumstances as the context otherwise permits.

13. The undersigned, as Indemnifier, hereby represents and warrants to and covenants and agrees with the Landlord that:

       (a) notwithstanding the foregoing or any performance in whole or in part by the Indemnifier of the covenants of this Indemnity, the Indemnifier shall not, except at the option of the Landlord, have any entitlement to occupy the Premises or otherwise enjoy the benefits of the Tenant under this Lease;

       (b) the Indemnifier has full power and authority to enter into this Indemnity and to perform the Indemnifier's obligations contained herein;

       (c) this Indemnity is valid and binding upon the Indemnifier and enforceable against the Indemnifier in accordance with its terms; and

       (d) in entering into this Indemnity, the Indemnifier, if a corporation, is not contravening any provisions of the Company Act (British Columbia) or the Canada Business Corporations Act (Canada), as the case may be, as these Acts may be amended from time to time, or any statute that replaces or supersedes those Acts.

14. If a part of this Indemnity or the application of it to any Person hereunder or circumstance is to any extent held or rendered invalid, unenforceable or illegal, that part:

       (a) is independent of the remainder of this Indemnity and is severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Indemnity; and

       (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person hereunder and circumstance, except those as to which it has been held or rendered invalid, unenforceable or illegal.

15. The Indemnifier agrees to execute such further assurances in connection with this Indemnity as the Landlord may reasonably require.

16. This Indemnity shall be construed in accordance with the laws of the Province in which the Building is located.

17. This Indemnity is the sole agreement between the Landlord and the Indemnifier relating to the indemnity and there are no other written or verbal agreements or representations relating thereto.

18. If the Indemnifier is a corporation, the Indemnifier confirms and agrees that this Indemnity has been executed by its authorized signatories and that if only one signatory has signed this Indemnity, the Indemnifier is authorized by its articles of incorporation or other constating documents to execute indemnities by such sole authorized signatory and if this Indemnity is not executed under seal by the Indemnifier, the Indemnifier is authorized by its articles of incorporation or other constating documents to execute indemnities without a seal.

19. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the heirs, executors, administrators, successors and assigns of the Landlord and the heirs, executors, administrators, permitted successors, and permitted assigns of the Tenant. Any assignment by the Landlord of any of its interests in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

IN WITNESS WHEREOF the Landlord and the Indemnifier have signed and sealed this Indemnity.


 SIGNED, SEALED AND DELIVERED in   )   PACIFIC CENTRE LEASEHOLDS LIMITED
 the presence of:                  )
                                   )
                                   )
                                   )   Per:____________________________________
                                   )          Authorized Signatory
                                   )
                                   )
                                   )   Per:____________________________________
                                   )          Authorized Signatory
                                   )
                                   )   (Indemnifier)
                                   )
                                   )   SIDEWARE SYSTEMS INC.
                                   )
                                   )
                                   )   Per:____________________________________
                                   )          Authorized Signatory
                                   )
                                   )
                                   )   Per:____________________________________
                                   )          Authorized Signatory
                                   )
                                   )   (Indemnifier)
                                   )   BRAINTECH, INC.
                                   )
                                   )
                                   )   Per:____________________________________

                                   )          Authorized Signatory
                                   )
                                   )
                                   )   Per:____________________________________
                                   )          Authorized Signatory
                                   )
                                   )   I/We have authority to bind the
                                   )   corporation.